Exhibit 99.1

                                  xVault, Inc.

                              Financial Statements

                               December 31, 1999

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
xVault, Inc.:

We have audited the accompanying balance sheet of xVault, Inc. (the Company) as of December 31, 1999, and the related statement of operations, stockholders' deficit, and cash flows for the period from January 12, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of xVault, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from January 12, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

June 2, 2000                                                KPMG LLP
McLean, Virginia
                                  xVault, Inc.

                                 Balance Sheet
                               December 31, 1999

ASSETS

Current assets
       Cash and cash equivalents                                                                $     45,195
       Certificate of deposit                                                                         53,820
       Prepaid expenses                                                                                9,750
                                                                                               -------------
              Total current assets                                                                   108,765

Property and equipment, net                                                                           69,182
                                                                                                ------------
              Total assets                                                                      $    177,947
                                                                                                ============


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
       Accounts payable                                                                         $     75,965
       Accrued compensation                                                                           13,000
       Deferred revenue                                                                               18,596
                                                                                                ------------
              Total current liabilities                                                              107,561

Redeemable common stock, $0.01 par value; 1,552,972 shares issued
       and outstanding; redeemable at approximately $0.32 per share                                  318,359

Stockholders' deficit
       Common stock, $0.01 par value; 15,000,000 shares authorized,
              8,000,160 shares issued and outstanding                                                 80,002
       Additional paid-in capital                                                                    714,438
       Accumulated deficit                                                                        (1,042,413)
                                                                                                ------------
              Total stockholders' deficit                                                           (247,973)
                                                                                                ------------
Commitments and contingencies (notes 5 and 6)

              Total liabilities and stockholders' deficit                                        $   177,947
                                                                                                ============

See accompanying Notes to Financial Statements.

                                  xVault, Inc.

                            Statement of Operations
         Period from January 12, 1999 (inception) to December 31, 1999

Revenue - software sales                                                                         $    82,258
Cost of revenue                                                                                      (83,640)
                                                                                                 -----------
       Gross loss                                                                                     (1,382)

Operating expenses
       Sales and marketing                                                                          (343,802)
       Research and development                                                                     (567,613)
       General and administrative                                                                   (130,697)
                                                                                                 -----------
              Total operating expenses                                                            (1,042,112)
                                                                                                 -----------
              Loss from operations                                                                (1,043,494)

Interest income                                                                                        1,081
                                                                                                 -----------
              Net loss                                                                           $(1,042,413)
                                                                                                 ===========

See accompanying Notes to Financial Statements.

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                                       2
                                  xVault, Inc.

                       Statement of Stockholders' Deficit
         Period from January 12, 1999 (inception) to December 31, 1999

                                                                                          Additional
                                                                 Common Stock              paid-in      Accumulated
                                                              Shares        Amount         capital        deficit        Total
                                                            ----------------------------------------------------------------------
Balance at January 12, 1999 (inception)                             -   $         -   $         -   $           -    $          -

Issuance of 6,496,800 shares of common stock for assets
       contributed and services provided                    6,496,800        64,968       397,756               -         462,724
Issuance of 1,503,360 shares of common stock for cash       1,503,360        15,034       135,041               -         150,075
Issuance of warrant to purchase 1,827,023 shares of
       common stock                                                 -             -       181,641               -         181,641
Net loss                                                            -             -             -      (1,042,413)     (1,042,413)
                                                            ---------    ----------    ----------      ----------      ----------
Balance at December 31, 1999                                8,000,160   $    80,002   $   714,438   $  (1,042,413)   $   (247,973)
                                                            =========    ==========    ==========      ==========     ===========

See accompanying Notes to Financial Statements.

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


                                  xVault, Inc.

                            Statement of Cash Flows
         Period from January 12, 1999 (inception) to December 31, 1999

Cash flows from operations:
       Net loss                                                                                 $ (1,042,413)
       Adjustments to reconcile net loss to net cash used in
              operating activities
                    Depreciation and amortization                                                     18,095
                    Expenses paid by stockholders                                                    394,470
                    Changes in operating assets and liabilities:
                           Prepaid expenses                                                           (9,750)
                           Accounts payable                                                           75,965
                           Accrued compensation                                                       13,000
                           Deferred revenues                                                          18,596
                                                                                                ------------
                                 Net cash used in operating activities                              (532,037)

Cash flows used in investing activities:
       Purchase of property and equipment                                                            (19,023)
       Purchase of certificate of deposit                                                            (53,820)
                                                                                                ------------
                                 Net cash used in investing activities                               (72,843)

Cash flows used in financing activities:
       Proceeds from issuance of common stock                                                        650,075
                                                                                                ------------

                                 Net increase in cash and cash equivalents                            45,195

Cash and cash equivalents at beginning of year                                                             -
                                                                                                ------------

Cash and cash equivalents at end of year                                                        $     45,195
                                                                                                ------------

Supplemental disclosure of cash flows information
       Interest paid                                                                            $          -
                                                                                                ============
       Income taxes paid                                                                        $          -
                                                                                                ============

See accompanying Notes to Financial Statements.

                                  xVault, Inc.

                         Notes to Financial Statements
                               December 31, 1999

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) BUSINESS AND PRINCIPLES OF CONSOLIDATION

         xVault, Inc. ("the Company") began operations and was incorporated on January 12, 1999 and is engaged in the development, production, sale, maintenance and licensing of software products designed to store and manage electronic data. The Company is headquartered in Reston, Virginia and sells its products primarily through distributors and resellers in the domestic and international markets. The Company operates in a highly competitive environment subject to rapid technological change and the emergence of new technology. Rapid changes in technology could have an adverse impact on the Company's results of operations and financial condition.

     (b) REVENUE RECOGNITION

         Revenues are generated from software sales and providing services, maintenance and technical support, training and installation.

         In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 97-2, Software Revenue Recognition. Subsequently, in March 1998 and December 1998, the AICPA issued SOP 98-4 and SOP 98-9, respectively, which defer until the Company's fiscal year beginning January 1, 2000, the application of several paragraphs and examples in SOP 97-2 that limit the definition of vendor specific objective evidence ("VSOE") for determining fair value of various elements in a multiple element arrangement. The provisions of SOP 97-2, SOP 98-4, and SOP 98-9 have been applied to transactions entered into beginning January 1, 1999.

         Software sales consist of fees for the Company's software products. The Company sells its software products primarily through distributors and resellers. The Company recognizes revenue upon installation of the product at the customer's site when collectibility of the fee is deemed probable. Revenues from maintenance and technical support, which consists of unspecified when-and-if-available product updates and customer telephone support, are recognized ratably over the term of the service period. Revenues from training and installation are recognized as the services are provided.

         Deferred revenue consists of amounts received from customers in advance of revenue recognized for maintenance and technical support services.

                                  xVault, Inc.

                         Notes to Financial Statements
                               December 31, 1999
                                  (continued)

     (c) SOFTWARE DEVELOPMENT COSTS

         Software development costs are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Under SFAS No. 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. To date, the period between achieving technological feasibility and the general availability of such software has been short; therefore software development costs qualifying for capitalization have been immaterial. Accordingly, the Company has not capitalized any software development costs and has charged all such costs to research and development expense. Research and development costs are expensed as incurred.

     (d) CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. The carrying values of cash equivalents approximate fair values. Cash equivalents include money market funds.

     (f) PROPERTY AND EQUIPMENT

         Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, on a straight-line basis. The estimated service lives used in determining depreciation are three years for computer hardware and software. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term.

     (g)  RECOVERY OF LONG-LIVED ASSETS

         The Company's policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company recognizes an impairment loss when the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset. The measurement of the impairment losses to be recognized is based upon the difference between the fair value and the carrying amount of the assets.

                                  xVault, Inc.

                         Notes to Financial Statements
                               December 31, 1999
                                  (continued)

     (i) INCOME TAXES

         The Company has elected to be treated as an S corporation under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for federal and state income taxes on the Company's taxable income.

     (j) CERTIFICATE OF DEPOSIT

         The Company's certificate of deposit has a contractual maturity of less than 12 months and is being reported at historical cost, which approximates fair value.

     (k) USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

     (l) STOCK-BASED COMPENSATION

         The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123.

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


                                  xVault, Inc.

                         Notes to Financial Statements
                               December 31, 1999
                                  (continued)

(2)  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1999 consists of the following:

Computer hardware and software                                $              85,444
Leasehold improvements                                                        1,833
                                                                    ----------------
                                                                             87,277

Less - accumulated depreciation and amortization                            (18,095)
                                                                    ----------------
                  Property and equipment, net                 $              69,182
                                                                    ================

(3)  LINE OF CREDIT

     At December 31, 1999, the Company had a $50,000 line of credit with a bank. Borrowings under the line of credit are due on demand and must be paid in full by December 31, 2000. The line of credit is collateralized by the Company's time savings accounts and certificates of deposit and guaranteed by a stockholder of the Company. At December 31, 1999, the Company did not have an outstanding balance on the line of credit. Interest on the line of credit accrues at the bank's prime rate plus 1 percent.

(4)  LEASES

     The Company is obligated under operating leases for office space and equipment. Future minimum lease payments under noncancelable operating leases as of December 31, 1999 are approximately as follows:

      2000                                                  $            51,500
      2001                                                               31,400
      2002                                                                3,100
      2003                                                                2,600
                                                               =================
                                                            $            88,600
                                                               =================

     Rent expense for operating leases was approximately $52,100 for the period from January 12, 1999 (inception) through December 31, 1999.

                                  xVault, Inc.

                         Notes to Financial Statements
                               December 31, 1999
                                  (continued)

(5)  CAPITAL STOCK

     The Company was incorporated in the state of Virginia on January 12, 1999, and reincorporated in the state of Delaware on May 17, 1999. The Company has the authority to issue 15,000,000 shares of common stock with a par value of $0.01 ("Common Stock").

     In May 1999, the Company issued 6,496,800 shares of Common Stock to the founders of the Company. The shares were issued in lieu of repayment by the Company of approximately $395,000 in expenses paid by the stockholders, and for equipment contributed to the Company with an estimated fair value of approximately $68,000.

     In July 1999, the Company issued 1,503,360 shares of Common Stock for approximately $150,000.

     Redeemable Common Stock and Warrant

     During October 1999, the Company issued 1,552,972 shares of Redeemable Common Stock and an investor warrant to purchase an additional 1,827,023 shares of Common Stock for approximately $500,000. Shares under the warrant can be purchased at an exercise price of approximately $0.27 per share. The warrant becomes exercisable after February 2000 (see note 8).

     The stockholder shall have the right to sell back to the Company the 1,552,972 shares of Common Stock at a price of approximately $0.32 per share (the "Put Right"). The Put Right shall become exercisable at any time upon (a) the Company's failure to achieve positive earnings before taxes for any three of four consecutive quarters, commencing with the first quarter of 2000, or (b) the failure of the Company to cure a material breach of certain covenants as defined in the investment agreement, which failure to cure continues for sixty days following notification from the investor.

     The Company has allocated approximately $318,000 to the 1,552,972 shares of Redeemable Common Stock, which is included between debt and stockholders' deficit in the accompanying balance sheet, and approximately $182,000 to the warrant to purchase an additional 1,827,023 shares of Common Stock, which is included in stockholders' deficit in the accompanying balance sheet.

     The ability to exercise the warrant to purchase Common Stock and the Put Right terminate upon liquidation of the Company or upon the closing of an initial public offering.

                                  xVault, Inc.

                         Notes to Financial Statements
                               December 31, 1999
                                  (continued)

(6)  STOCK OPTION PLAN

     Effective September 30, 1999, the Company adopted the 1999 Equity Incentive Plan ("the Stock Plan"). Xvault, Inc. has reserved up to 800,000 shares for issuance under the Stock Plan. All of the Company's employees, officers, directors, consultants, and advisors are eligible to be granted options under the Stock Plan. The exercise price and duration of the option are determined by the Board at the date of grant. The options generally vest ratably over a period of 4 years, and generally expire in 10 years. During 1999, all options were granted to employees and directors of the Company.

     The following table summarizes option activity for the year ended December 31, 1999:

                                                                              WEIGHTED
                                                                              AVERAGE
                                                                              EXERCISE
                                                          SHARES               PRICE
                                                      ----------------    ----------------
Options outstanding at January 1, 1999                             --     $            --

Options granted                                               337,500                0.25
Options exercised                                                  --                  --
Options forfeited/expired                                          --                  --
                                                      ----------------    ----------------

Options outstanding at December 31, 1999                      337,500     $          0.25
                                                      ================    ================

     At December 31, 1999, the weighted average remaining contractual life of the outstanding options was 9.8 years, and there were no options exercisable. There were 462,500 options available for grant at December 31, 1999.

     The per share weighted average fair value of the options granted during 1999 was $0.05. The fair value of the option grant is estimated on the date of grant, using the Black-Scholes options-pricing model with the following weighted average assumptions (excluding volatility): average dividend yield of 0, expected life of 4 years, and risk free interest rate of 5.5%.

     The options granted by the Company during 1999 are subject to approval by the Board of Directors. The Company is applying APB Opinion No. 25 to the options. The final measurement date for measuring compensation expense associated with the options will be the date in which the Board of Directors approves the option grants. There was no material estimated compensation expense to record during 1999 as the estimated fair value of the common stock approximated the exercise price of the options.

                                  xVault, Inc.

                         Notes to Financial Statements
                               December 31, 1999
                                  (continued)

     SFAS No. 123 requires pro forma net income (loss) disclosures as if the Company had accounted for its stock options granted under the fair value method prescribed by that statement. Had the Company used the fair value methodology for determining compensation expense, the net loss for 1999 would not have been materially different.

(7)  MAJOR CUSTOMERS

     The Company's principal business activities consist of developing technology solutions and selling its products through distributors and resellers in the domestic and international markets. All of the 1999 revenues were earned through sales of its products to one distributor. The Company entered into a contract with this distributor to supply them with the Company's software products and services throughout North America.

(8)  SUBSEQUENT EVENTS

     Subsequent to year-end, the warrant to purchase 1,827,023 shares of Common Stock was exercised by the stockholder resulting in proceeds of $500,000 to the Company (see note 5).

     On April 25, 2000 all issued and outstanding shares of Common Stock of the Company were sold to OTG Software, Inc. for approximately $1.75 million in cash and 160,000 shares of OTG Software, Inc. common stock.

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